UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 8, 2021, NexGel, Inc. (the “Company”) closed a private placement whereby it entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Company agreed to sell to the Investors, and the Investors agreed to purchase, an aggregate of 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a price per share equal to $0.08 for an aggregate purchase price of $640,000 (the “Private Placement”).

The Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type as well as a right of first refusal with respect to future equity offerings of the Company for the benefit of the Investors. The Company did not utilize a placement agent for the Private Placement.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Private Placement and is entitled to receive a total fee equal to $41,200 (or 8% of the total gross proceeds raised from the Investors introduced by Alere to the Company) and warrants to purchase 515,000 shares of Common Stock (or 8% of the number of shares of Common Stock issued to the Investors introduced by Alere to the Company). Alere’s warrants are to be in a customary form reasonably acceptable to Alere, exercisable for 3 years at an exercise price equal to $0.08. Alere will be able to exercise the warrants in a cashless exercise in the event a registration statement registering the resale of the shares underlying Alere’s warrants is not effective commencing 12 months from issuance. The shares underlying Alere’s warrants will be subject to piggyback registration rights and be included in any registration statement covering the shares of Common Stock sold pursuant to the Purchase Agreement, subject to certain adjustments. Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

The Shares issued and sold to the Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Director Appointment

On March 8, 2021, Steven Glassman was appointed to the board of directors of the Company to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Glassman has not been appointed to any committees of the board of directors. Mr. Glassman participated in the Company’s Private Placement described above by purchasing 625,000 shares of the Company’s Common Stock at a price per share equal to $0.08. On March 8, 2021 and in consideration for his appointment to the board of directors, the Company granted Mr. Glassman an option to purchase up to 500,000 shares of Common Stock at a per share exercise price of $0.08 under the Company’s 2019 Long-Term Incentive Plan (the “Plan”). This option award is fully vested as of the date of grant. Except as described herein, (i) no compensation or other arrangements were entered into between the Company and Mr. Glassman in connection with his appointment as a director of the Company and (ii) there are no transactions between the Company and Mr. Glassman or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Officer Compensation

On March 8, 2021, the Company granted Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, a restricted stock award of 1,383,333 shares of Common Stock under the Plan in consideration of his services to the Company from October 1, 2020 through September 30, 2021. This restricted stock award is fully vested as of the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 12, 2021

NEXGEL, INC.

		By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer